Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Third Amended and Restated 2000 Equity Compensation Plan of Summus, Inc. (USA) of our report dated March 29, 2004 with respect to the consolidated financial statements of Summus, Inc. (USA) included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

Raleigh, North Carolina August 9, 2004	/s/ Ernst & Young LLP